Schwartz Levitsky Feldman  LLP

CHARTERED ACCOUNTANTS

MONTRÉAL, TORONTO, OTTAWA

October 10, 2005

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

RE:

TERRA NOSTRA RESOURCES CORP.

We have read the statements that we understand Terra Nostra Resources Corp. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

/s/  Schwartz Levitsky Feldman LLP

1980, rue Sherbrooke Ouest, 10e étage

Montréal (Quebec) H3H 1E8

Tél:   514 937 6392

Fax:  514 933 9710